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                                                                      EXHIBIT 23


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated January 17, 1995, included in First Tennessee National Corporation's 1994 Annual Report on Form 10-K, into the Company's previously filed registration statement file Nos. 33-8029, 33-9846, 33-34620, 33-40398,
33-44142, 33-52105, 33-52561, and 33-57241 and to all references to our firm included therein.

Arthur Andersen LLP

Memphis Tennessee
April 25, 1995